                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 18, 2002

                             MIV THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                 000-30453                        n/a
(State or other jurisdiction      (Commission                  (IRS Employer
       of incorporation)          File Number)               Identification No.)

               1-8765 ASH STREET, VANCOUVER, B.C., CANADA V6P 6T3
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 301-9545

                                       n/a
          (Former name or former address, if changes since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

                                Legal Proceedings
                                -----------------

On November 10, 2000, The Company's subsidiary, MIV Technologies, Inc. ("MIVI") commenced legal actions in the British Columbia Supreme Court against one of its founders, John Ma (the "Defendant"), for breach of the Founders' Agreement dated March 16, 1999, breach of the Consulting Agreement dated March 16, 1999, and breach of the Share Purchase Agreement dated September 9, 1999. MIVI sought to cancel 2,967,000 of Defendant's shares of common stock of MIVI and sought recovery for damages for failure of performance, the cost of replacing Defendant's services, and costs incurred by MIVI.

The Defendant counterclaimed against the Company and its subsidiary and against certain of the other founders alleging various matters including a conspiracy to oust the Defendant and deprive him of his shares of common stock. Defendant sought up to 3,500,000 shares of MIVI common stock and conversion of all of his shares of MIVI common stock into shares of common stock of the Company, as well as recovery of anticipated future revenue of the consulting agreement and other general damages.

On June 22, 2001, the Defendant, certain of the MIVI founders, MIVI, and the Company entered into a Letter Agreement for Settlement Agreement to settle these legal actions and to lift the temporary injunction against completion of the transactions contemplated under the MIV Share Exchange Agreement, which was received by the Defendant on May 17, 2001.

The parties did not execute the settlement agreement and on November 18, 2002, the Defendant reinstated his lawsuit against the Company, filing a Writ of Summons and Statement of Claim against the Company, its subsidiary, and the Company's President, in the Supreme Court of British Columbia. The Statement of Claim alleges breach of contract and seeks the exchange of 3,192,399 shares of the Company for 3,192,399 shares in the capital of the Company's subsidiary or alternatively, damages and costs.

On November 22, 2002, the Company filed an Appearance with the Supreme Court of British Columbia, giving notice of its intent to defend against the action and is currently preparing a Statement of Defence to be filed with the Court and delivered to the Plaintiff within the Time for Defence as specified in Rule 21(5) of the British Columbia Supreme Court Rules.

Management currently believes that it will be successful in defending against the Mr. Ma's claims. However, if Mr. Ma is successful in his action and receives the 3,192,399 shares he is seeking, the Company's issued and outstanding shares will increase by 17% from 19,092,500 shares to 22,284,899, and current shareholders would feel an immediate dilution in the value of their shares. If Mr. Ma is awarded monetary damages in lieu of the shares, it would have a material adverse effect on the Company's financial position.

                                      Other
                                      -----

On November 21, 2002, the Company announced it had formed a 50/50 Joint Venture Company named Stentgenix, Inc. with Endovasc Ltd., Inc. to develop an Angiogenix(TM) parmaceutical coating for coronary stents and biodegradable/resorbable stent and catheter technologies.

Under the terms of the joint venture, the Company will contribute its stainless steel stents and provide initial funding and Endovasc Ltd., Inc. provide the technology licensing rights.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description
-----------         -----------

99.1 Press Release dated November 21, 2002: "MIV Therapeutics, Inc. and Endovasc Ltd., Inc. Form Stentgenix Joint Venture to Develop ANGIGGENIX(TM) Stent Coating and Biodegradable Stent Technologies"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.



/s/ Pat McGowan
-------------------------
Pat McGowan
CFO